EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT: Debbie Nalchajian-Cohen

(559) 222-1322

(559) 281-1312 cell

CENTRAL VALLEY COMMUNITY BANCORP

TO ACQUIRE SERVICE 1st BANCORP

FRESNO, CALIFORNIA…May 28, 2008… Central Valley Community Bancorp (NASDAQ: CVCY), a bank holding company headquartered in Fresno, California, and Service 1st Bancorp (OTC BB: SVCF), headquartered in Tracy, California jointly announced today that a definitive merger agreement has been signed by both parties. Under the terms of the agreement, Service 1st Bancorp will merge with Central Valley Community Bancorp (the “Merger”), and the Service 1st Bancorp subsidiary, Service 1st Bank, with branches in Tracy, Stockton and Lodi, will merge with Central Valley Community Bancorp’s subsidiary, Central Valley Community Bank (the “Bank Merger”), subject to receipt of required regulatory approvals and approvals by both companies’ shareholders. The Merger and Bank Merger are currently anticipated to be completed in the third quarter of 2008.

Under the merger agreement, Service 1st Bancorp shareholders will receive in exchange for each share of Bancorp common stock held, cash in the amount of $2.50 and shares of Central Valley Community Bancorp common stock based on a exchange ratio of 0.681818, representing an aggregate cash amount of $5,971,848 and an aggregate share amount of 1,628,686, subject to certain adjustments that will be finalized prior to completion of the Merger, and subject to a cash holdback of $3,500,000, approximately $1.33 per share, to be deposited into an escrow account pending the outcome of certain litigation matters. Based on Central Valley Community Bancorp’s closing stock price of $10.29 on May 27, 2008, the transaction value is approximately $23.4 million, assuming release of the full holdback amount.

The Central Valley Community Bancorp and Central Valley Community Bank directors and management team, led by Daniel J. Doyle, president and CEO, will continue to lead the combined team of professional bankers. This merger with Service 1st Bancorp will become the second acquisition for Central Valley Community Bancorp, which acquired Bank of Madera County on January 1, 2005.

“Both banking institutions are well-known for their excellent customer service and community advocacy, which will not change as a result of the Merger and Bank Merger. Once approved, the Merger and Bank Merger will complete another step in our long-term strategy to increase our presence throughout California’s Central Valley and fill in a gap between our existing offices in Sacramento and Modesto, allowing Central Valley Community Bank to further accommodate a growing customer base in this region and throughout the Valley. We believe that the expansion into San Joaquin County will provide great long-term opportunities for businesses, customers, and our Bank,” stated Daniel J. Doyle, president and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

“Additionally, the Merger and Bank Merger will provide Service 1st Bank customers with more convenient locations throughout the Central Valley, as well as offer new advancement and geographic opportunities for their employees. We are pleased to have Service 1st Bank employees join our team of professional community bankers who are focused on providing a full array of competitive financial services to meet the needs of businesses, professionals, agribusiness and consumers for the communities we serve,” concluded Doyle.

“Service 1st Bank’s quality service standards, philosophies and corporate culture are consistent with Central Valley Community Bank. While the nation has seen a continuing trend in bank consolidations through mergers and acquisitions in recent years, few of these ‘bank marriages’ promise a better fit than the marriage between Service 1st Bancorp and Central Valley Community Bancorp,” stated John O. Brooks, chairman of the board and CEO of Service 1st Bancorp and Service 1st Bank.

“Over the past eight years, Service 1st Bank has provided exceptional community banking service of the highest caliber to residents and businesses, allowing rapid and successful growth in San Joaquin County. Central Valley Community Bank has likewise effectively and profitably grown throughout the Central Valley through branch expansion and the enhancement of banking products and services to fulfill customer demands,” Brooks said.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY and as of March 31, 2008 reported assets of $495,561,000. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates twelve offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather, Sacramento, and a loan production office in Modesto. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Insurance services are offered through Central Valley Community Insurance Services LLC and investment services are provided by Investment Centers of America. Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Service 1st Bancorp is the parent holding company for Service 1st Bank (the “Bank”) and Charter Services Group, Inc. As of March 31, 2008 Service 1st Bancorp had $240,481,000 in assets. Service 1st Bank operates three full service branch offices in Lodi, Stockton, and Tracy. Charter Services Group, Inc. operates from an office in Lodi. Additional information about Service 1st Bancorp and Service 1st Bank can be found at www.service1stbank.com.

Central Valley Community Bancorp received a fairness opinion from Keefe, Bruyette and Woods, Inc and Downey Brand LLP served as legal advisor. Service 1st Bancorp’s financial advisor was Sandler O’Neill and Partners, L.P. and its legal counsel was Dodd Mason and George LLP.

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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

The proposed transaction will be submitted to Central Valley Community Bancorp and Service 1st Bancorp shareholders for their consideration, and Central Valley Community Bancorp and Service 1st Bancorp will file a registration statement, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Shareholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC web site (http://www.sec.gov) and from Central Valley Community Bancorp and Service 1st Bancorp.